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Exhibit 21

SUBSIDIARIES OF REGISTRANT

        The following is a list of subsidiaries of Registrant as of the date hereof and the state or other jurisdiction of incorporation of each. Except as indicated below, each subsidiary does business under its own name. Indentations indicate that the voting securities of a subsidiary are wholly owned by the subsidiary immediately preceding the indentation, unless otherwise indicated.

        The names of certain subsidiaries are omitted. Such subsidiaries would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary within the meaning of Item 601(b)(21)(ii) of Regulation S-K.

Name of Company	State or Other Jurisdiction of Incorporation
Acushnet Company	Delaware
Acushnet Cayman Limited	Cayman Islands
Acushnet Lionscore, Ltd.	Cayman Islands
Acushnet Foot Joy (Thailand) Limited	Thailand
Acushnet International Inc.	Delaware
Acushnet Canada Inc.	Canada
Acushnet Europe Ltd.	England
Acushnet Nederland B.V.	The Netherlands
Acushnet Japan, Inc.	Delaware
Acushnet Korea Co., Ltd.	South Korea
Cobra Golf Incorporated	Delaware
Fortune Brands Finance Canada Ltd.	Ontario, Canada
Fortune Brands Finance UK p.l.c.	England
Fortune Brands Home & Hardware LLC	Delaware
Fortune Brands Storage & Security LLC	Delaware
Master Lock Company LLC	Delaware
ALC Holding Company	Delaware
American Lock Company	Delaware
Master Lock Canada, Inc./Serrures Master Lock Canada, Inc.	Canada
Master Lock de Nogales, S.A. de C.V.	Mexico(1)
Master Lock Europe, S.A.S.	France
Waterloo Industries, Inc.	Delaware
Waterloo de Nogales, S.A. de C.V.	Mexico(2)
MasterBrand Cabinets, Inc.	Delaware
NHB Industries Limited	Canada
Omega Cabinets, Ltd.	Delaware
KC/MBC Holdings Co.	Delaware(3)
KCMB Nova Scotia Corp.	Nova Scotia, Canada
KC Manitoba Ltd.	Canada(4)
Kitchen Craft of Canada	Canada(5)
MBC IP Company	Delaware(6)
Omega IP Company	Delaware(7)
Moen Incorporated	Delaware
Moen Guangzhou Faucet Co., Ltd.	China
Moen, Inc.	Ontario, Canada
Simonton Holdings, Inc.	Delaware(8)
Dixie Pacific Manufacturing LLC	Alabama
Fypon, Ltd.	Ohio(9)
SBR Chemical Industry (Yantai) Co., Ltd.	China
Hy-Lite Products, Inc.	West Virginia
Simex, Inc.	West Virginia

Simonton Building Products, Inc.	West Virginia(10)
Simonton Industries, Inc.	California
Simonton Windows, Inc.	West Virginia
Winwood Insurance Company, Ltd.	Bermuda
Therma-Tru Corp.	Ohio
Therma-Tru (UK) Limited	England
Tru-Logistics, Inc.	Delaware
TT Technologies, Inc.	Delaware
Fortune Brands International Corporation	Delaware
Beam Global Spirits & Wine, Inc.	Delaware(11)
Alberta Distillers Limited	Alberta, Canada
Beam Global International Limited	Scotland
Beam Wine Estates, Inc.	Delaware
Buena Vista Winery, Inc.	California
Clos du Bois, Inc.	California
Atlas Peak Vineyard, Inc.	California
Gary Farrell Wines, Inc.	California
Peak Wines International, Inc.	Delaware
William Hill Napa, Inc.	California
Bourbon Warehouse Receipts, Inc.	Delaware
Bourbon Warehouse Netherlands B.V.	Netherlands
Jim Beam Brands Netherlands B.V.	Netherlands
Maxxium Worldwide B.V.	Netherlands(12)
Jim Beam Brands Australia Pty. Limited	New South Wales, Australia
Jim Beam Brands Co.	Delaware
Fulham Acquisition LLC	Delaware
Beam Spirits and Wines Mauritius	Mauritius
Beam Global Spirits & Wine Europe S.á.r.l.	Luxembourg
Fulham Beam Global Spirits & Wine Management GmbH	Germany
Beam Global Spirits & Wine Deutschland (Holdings) GmbH	Germany(13)
Beam Global Operations Deutschland GmbH	Germany
KUEMMERLING GmbH	Germany
Beam Global Spirits & Wine UK (Holdings) Limited	England
Beam Global Spirits & Wine (UK) Ltd	England
Thomas Lowndes & Co. Ltd	England
Beam Global UK Limited	England
Beam Global Distribution (UK) Limited	England
Beam Global Spirits & Wine Holdings Spain S.L.	Spain
BGS&W — Distribuicão e Comercializacão de Bedidas, Unipessoal, Lda.	Portugal(14)
Larios Spain, S.L.	Spain
Beam Global España S.A.	Spain(15)
Beam Global Holdings, S.L.	Spain
Beam Global Holdings Mexico, S.A. de C.V.	Mexico(16)
Promocion y Fomento de Agave S. de R.L. de C.V.	Mexico(18)
John Harvey B.V.	Holland
John Harvey & Sons (UK) Limited	England
Productora y Distribuidora de Agave S. de R.L. de C.V.	Mexico(19)
Harvey's Jerez S.L.	Spain
Canadian Club Canada Inc.	Canada
Canadian Club US, Inc.	Delaware
Fortune Brands International Holdings (France) EURL	France
Fortune Brands Holdings S.A.S.	France
Courvoisier S.A.S	France

Maker's Mark Distillery, Inc.	Kentucky
Future Brands LLC	Delaware(20)
JBB Spirits (New York) Inc.	New York
Jim Beam Brands Canada, LP	New Brunswick, Canada(21)
John de Kuyper & Son, Incorporated	Delaware
Wood Terminal Company	Delaware
1700 Insurance Company Ltd.	Bermuda

(1)
49,996 shares owned by Master Lock Company and 4 shares owned by John Heppner, President and Chief Operating Officer of Master Lock Company.
(2)
Owned 99.9% by Waterloo Industries, Inc. and 0.1% by MasterBrand Industries, Inc.

(3)
KC/MBC Holdings Co. is 40.9% owned by MasterBrand Cabinets, Inc. and 59.1% owned by Omega Cabinets, Ltd.

(4)
KCMB Nova Scotia Corp. owns 100% of the common stock of KC Manitoba Ltd., and the preferred stock held by Omega Cabinets, Ltd. was redeemed on December 22, 2004.

(5)
Kitchen Craft of Canada is a general partnership; its general partners are KC Manitoba Ltd., which has a 57% equity interest in the partnership, and KCMB Nova Scotia Corp., which has a 43% equity interest in the partnership.

(6)
KC/MBC Holdings Co. owns 75% of the common stock of MBC IP Co., and KCMB Nova Scotia Corp. owns 25% of the common stock and 100% of the preferred stock of MBC IP Co.

(7)
KC/MBC Holdings Co. owns 75% of the common stock of Omega IP Co., and KCMB Nova Scotia Corp. owns 25% of the common stock and 100% of the preferred stock of Omega IP Co.

(8)
On June 7, 2006, Brightstar Acquisition LLC (an Illinois LLC) merged with and into SBR, Inc. (a West Virginia corporation); Tres Acquisition Co. (a Delaware corporation) merged with and into Tres Investment Co. (a West Virginia corporation); and SB Ross Acquisition Co. (a Delaware corporation) merged with and into S. Byrl Ross Enterprises, Inc. (a West Virginia corporation). On June 8, 2006, SBR, Inc., S. Byrl Ross Enterprises, Inc. and Tres Investment Company merged with and into SBR, LLC. On June 12, 2006, Fortune Brands, Inc. contributed all of the issued and outstanding membership interests in SBR, LLC to Fortune Brands Home & Hardware LLC. Fortune Brands Home & Hardware, LLC then contributed all of the issued and outstanding membership interests in SBR, LLC to SBR Simonton Holdings, Inc.

(9)
On December 30, 2006, Fypon GP, Inc. was merged with and into Fypon, Ltd. On December 31, 2006, Fypon, Ltd. (the Pennsylvania partnership) was merged with and into Fypon, Ltd.

(10)
On December 31, 2007 Simonton Building Products Florida, Inc. was merged into Simonton Building Products, Inc.

(11)
Fortune Brands, Inc. owns 100% of the common stock, and 90% of the capital stock of Beam Global Spirits and Wine, Inc. ("BGSW"). V&S Vin & Sprit AB owns 10% of BGSW's capital stock, in the form of convertible preferred stock, which is convertible into 10% of the common stock of BGSW. Name changed from JBB Worldwide, Inc. on April 21, 1998.

(12)
Maxxium Worldwide B.V. is 25% owned by Jim Beam Brands Netherlands, B.V., 25% owned by E. Remy Martin et CIE S.A., 25% owned by Highland Distillers Group Limited, and 25% owned by V&S Deutschland GmbH.

(13)
On January 26, 2006, DISKUS Zweihundertvierzehnte Beteiligungs-und Verwaltungs-GmbH acquired 18.186% of Allied Domecq Spirits &Wine Deutschland (Holdings) GmbH. 81.184% of the shares are held by itself as "own shares", which means that the minority shareholder exercises full control.

(14)
Beam Global Spirits & Wines Holdings Spain S.L. owns one quota with the nominal amount of Euro 5,000.

(15)
99.99% owned by Fulham Acquisition Corp. and .01% owned by individual stockholders.

(16)
Beam Global Holdings, S.L. owns 99.97% of the issued shares. Minority shareholders own the remainder of the shares.

(17)
80.89% owned by Beam Global Holdings Mexico, S.A. de C.V. and 19.11% owned by Tequila Sauza S.A. de C.V.

(18)
99.99% owned by Beam Global Holdings, S.L. and .01% owned by Beam Global Holdings Mexico, S.A. de C.V.

(19)
Future Brands LLC is a Delaware limited liability company, 50% owned by Jim Beam Brands Co., 1% owned by Jim Beam Brands Worldwide, Inc. and 49% owned by The Absolute Spirits Company, Incorporated. Name changed from DNV LLC on March 12, 2001.

(20)
99% owned by Beam Global Spirits and Wine, Inc. and 1% by Bourbon Warehouse Receipts, Inc.

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